                                                                       EXHIBIT 6

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT dated as of March 11, 2002 by and among JAKKS Pacific, Inc., a Delaware corporation ("JAKKS "), and those Persons identified on Schedule I hereto (each, a "Shareholder").

                              W I T N E S S E T H :
                              - - - - - - - - - -


         WHEREAS, pursuant to a Stock Purchase Agreement dated as of February 8, 2002 among JAKKS, Toymax International, Inc., a Delaware corporation ("Toymax"), and the Shareholders (the "Purchase Agreement"), JAKKS has agreed to issue and deliver to the Shareholders 646,384 shares of JAKKS' common stock, par value $.001 per share (the "JAKKS Common Stock"), in the aggregate, as payment, in part, for certain shares of Toymax' common stock, par value $.01 per share (the "Toymax Common Stock") to be sold and delivered to JAKKS by the Shareholders (the "Toymax Shares"); and

         WHEREAS, upon its purchase of the Toymax Shares, JAKKS will become the owner of a majority of the outstanding shares of Toymax Common Stock; and

         WHEREAS, concurrently with their entering into the Stock Purchase Agreement, JAKKS and Toymax, together with JP/TII Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of JAKKS (the "Subsidiary") entered into an Agreement of Merger (the "Merger Agreement") providing for a merger of the Subsidiary into Toymax (the "Merger") in which Toymax will become a wholly-owned subsidiary of JAKKS and the holders of Toymax Common Stock immediately prior to the effective date of the Merger (the "Effective Date"), other than JAKKS, will receive merger consideration consisting of cash and JAKKS Common Stock; and

         WHEREAS, the Shareholders desire to provide for the possible sale of their shares of JAKKS Common Stock subject hereto in the public market after the Effective Date and have required, as a condition to their entering into the Purchase Agreement, that JAKKS commit to register such shares under the applicable securities law; and

         WHEREAS, to induce the Shareholders to enter into the Purchase Agreement and to sell the Toymax Shares to JAKKS, JAKKS has agreed to enter into this Agreement with the Shareholders, subject to and concurrently with the closing of JAKKS' purchase of the Toymax Shares (the "First Closing");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Certain Definitions.

         In addition to other capitalized terms defined elsewhere herein, the following capitalized terms are used herein as follows:

         1.1 Agreement" means this Registration Rights Agreement, as amended or supplemented.

         1.2 "Blue Sky Filing" means any registration statement, notification or other Notice required to be filed, given or made pursuant to any Blue Sky Law in connection with any offering of the Registrable Securities

         1.3. "Blue Sky Laws" means the laws of any state, the District of Columbia, or any territory or other jurisdiction in the United States governing the purchase and/or sale of securities in such jurisdiction.

         1.4. "Commission" means the U.S. Securities and Exchange Commission. "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         1.5. "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         1.6. "Governmental Authority" means any United States or foreign, federal, state or local government or governmental authority, agency, instrumentality, any court or arbitration panel of competent jurisdiction or the Nasdaq Stock Market, Inc.

         1.7. "JAKKS' Securities Claims" has the meaning provided for in Section
4.2 below.

         1.8. "Notice" means any notice given to, or any declaration, filing, registration or recordation made, with any Person.

         1.9. "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

         1.10. "Person" means any natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority or other entity, or any group of the foregoing acting in concert.

         1.11. "Proceeding" means any action, suit, arbitration, audit, investigation or other proceeding, at law or in equity, before or by any Governmental Authority.

         1.12. "Register," "registered," "registration" and "registration statement" shall refer to a registration of securities to be offered and sold under a registration statement filed with the Commission pursuant to the Securities Act or the Exchange Act and the applicable rules and regulations under either such Act.

         1.13. "Registrable Securities" means the shares of JAKKS Common Stock issued and delivered to the Shareholders at the First Closing, as set forth on
Schedule I hereto (or any securities into which such shares are convertible or for which such shares are exchangeable pursuant to any capital reorganization or reclassification of JAKKS).

         1.14. "Securities Act" means the U.S. Securities Act of 1933, as amended.

         1.15. "Shareholders' Securities Claims" has the meaning provided for in
Section 4.1 below.

2. Registration Rights.

         2.1. Registration Statement. JAKKS shall use commercially reasonable efforts to prepare and file with the Commission, as soon as practicable after the date hereof, a Registration Statement on Form S-3 covering the Registrable Securities (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Registrable Securities) and shall use commercially reasonable efforts to cause such registration statement to be declared effective by the

Commission on the Effective Date, or as soon as practicable thereafter, so as to permit, when such registration statement becomes effective, the sale of the Registrable Securities in conformity with Section 5 of the Securities Act. JAKKS, in its sole discretion, may include in the registration statement covering the Registrable Securities any issued or authorized but unissued securities of JAKKS for sale by JAKKS or its security holders.

         2.2 Preparation and Filing of Registration Statement. With respect to the registration statement to be prepared by JAKKS under this Agreement, JAKKS shall, at its sole expense, as expeditiously as practicable:

                  i. prepare and file with the Commission a registration statement necessary to permit the sale of the Registrable Securities in the public securities markets upon the effectiveness of such registration statement, and such amendments and supplements to such registration statement and the prospectus included therein as may be necessary, to the extent reasonably practicable, to cause such registration statement to be declared effective by the Commission;

                  ii. furnish to each Shareholder such number of conformed copies of such registration statement and of each amendment or supplement thereto (in each case including all exhibits and documents incorporated therein by reference), such number of copies of any prospectus included in such registration statement and such other documents, in each case, as such Shareholder may reasonably request in order to facilitate the sale of the Registrable Securities in the public securities markets;

                  iii. register or qualify the Registrable Securities under the Blue Sky Laws of each state governing the purchase or sale of securities as each Shareholder may reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and take any other action that may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such states of the Registrable Securities; provided that JAKKS shall not be required to keep such registration or qualification in effect at any time after (a) the disposition of the Registrable Securities in accordance with the manner of disposition set forth in the registration statement relating thereto, or (b) [nine months] after the date such registration statement becomes effective; and provided, further, that JAKKS shall not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or (B) subject itself to taxation in any such jurisdiction;

                  iv. notify each Shareholder promptly when the registration statement or any amendment thereto has been filed and when it has become effective; and

                  v. cause all of the Registrable Securities covered by the registration statement to be listed on each securities exchange, or designated for inclusion in each automated interdealer quotation system, on which the JAKKS Common Stock is then listed or included.

         2.3 Limitations on Registrations. JAKKS may delay the filing, or the making of a request for the acceleration of effectiveness, of a registration statement pursuant to this Section 2 or withdraw or suspend the effectiveness of a registration statement covering the Registrable Securities that has become effective if, in the good faith and reasonable judgment of JAKKS' board of directors, JAKKS would be required to include in such registration statement or the prospectus included therein (or in an amendment or supplement thereto) material information that at that time could not be publicly disclosed without materially interfering with any financing, acquisition, corporate reorganization or other material development or transaction then pending or as to which JAKKS has taken substantive steps to structure or negotiate. JAKKS shall promptly make such filing or amendment as is reasonably necessary to complete, restore or reinstate such registration statement when the conditions leading to such delay, suspension or withdrawal no longer apply.

         2.4 Shareholders' Obligations. It is a condition precedent to JAKKS' obligation to register any Registrable Securities pursuant hereto that (a) the Shareholders cooperate with JAKKS in the preparation of the Registration Statement (or any amendment thereto), including providing any information with respect to the Shareholders required to be included therein, and (b) in the case of an underwritten public offering, the terms and conditions of the underwriting agreement or any related agreement applicable to or any related agreement applicable to or affecting JAKKS shall be reasonably acceptable to JAKKS.

3. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement and any amendments thereto and any Blue Sky Filing, JAKKS shall give each Shareholder and its counsel, accountant and other advisors the opportunity to review, in each case, a reasonable time prior to its filing, the registration statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto and any related Blue Sky Filing in order to verify the accuracy of any factual information concerning the Shareholders. JAKKS shall pay for all registration and filing fees, printing expenses and fees and disbursements of JAKKS' counsel and JAKKS' accountants in connection with the preparation, review and filing of the registration statement or any related Blue Sky Filing pursuant to this Agreement; provided, however, that the Shareholders shall pay underwriting discounts and commissions applicable to the sale of the Registrable Securities and any advisory or professional fees incurred on their own behalf.

4. Indemnification.

         4.1 Shareholders' Indemnity. Each Shareholder, jointly and severally, shall indemnify and defend JAKKS and each stockholder, director, officer, employee and agent of JAKKS against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them arising out of, based upon or resulting from an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incidental to the registration or qualification of the Registrable Securities that is required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which statement or omission is made in reliance upon and in conformity with written information furnished to JAKKS by the Shareholders solely for use in the preparation thereof, or any violation by any Shareholder or its Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to action or inaction required of such Shareholder or its Affiliates in connection with such registration or qualification under such Blue Sky Laws ("Shareholders' Securities Claims").

         4.2 JAKKS' Indemnity. JAKKS shall indemnify and defend each Shareholder and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them arising out of, based upon or resulting from an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by JAKKS incidental to the registration or qualification of the Registrable Securities that is required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by JAKKS or its Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to action or inaction required of JAKKS or its Affiliates in connection with such registration or qualification under such Blue Sky Laws ("JAKKS' Securities Claims"); provided, however, that JAKKS shall not be liable in any such case to the extent that such Securities Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, such preliminary prospectus or such prospectus or such amendment or supplement or any document incident to the registration or qualification of the Registrable Securities in reliance upon and in conformity with written information furnished to it by the Shareholders or any other holder of such Registrable Securities or their respective agents solely for use in the preparation thereof.

         4.3 Claims Procedure. Promptly after Notice to an indemnified party of any claim or the commencement of any Proceeding by a third party involving any loss, liability, obligation, damage or expense referred to in Section 4.1 or 4.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party, give written Notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided that the failure of any indemnified party to give such Notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such Notice. In case any such Proceeding is brought against an indemnified party, and provided that proper Notice is duly given, the indemnifying party shall assume and control the defense thereof insofar as such Proceeding involves any loss, liability, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel selected by the indemnifying party (and reasonably satisfactory to such indemnified party), and, after Notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party), except that, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party reasonably determines with advice of counsel that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after Notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including without limitation reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances. If the indemnifying party shall assume the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement or compromise in respect of any claim or Proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding and (ii) involves solely monetary damages (and not injunctive or other equitable relief or any admission of guilt or fault). Provided that proper Notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, if and in the manner required hereunder, the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. Any indemnification required to be made hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         4.4  Limitations.

                  i. Any other provision hereof notwithstanding, no indemnified party shall be entitled to any indemnification under this Agreement to the extent that it actually receives or is entitled to receive any amount in respect of any loss, liability, obligation, damage or expense from other sources, including without limitation insurance or third-party indemnity; provided that such indemnified party shall not be required to commence any Proceeding to collect any such amount.

                  ii. The indemnification obligations under this Agreement are independent of any other indemnification obligations that any of the parties hereto may have to one another under any other agreement between or among them, and, in particular, none of the limitations upon the indemnification obligations of the parties to the Stock Purchase Agreement shall apply to the indemnification obligations of the parties under this Agreement.

5. Miscellaneous.

         5.1 Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association among the parties hereto, or to authorize or to empower any party hereto to act on behalf of, obligate or bind any other party hereto.

         5.2 Fees and Expenses. Each party hereto shall bear such fees and expenses as may be incurred by it in connection with this Agreement and the Acquisition.

         5.3 Notices. Any Notice or demand required or permitted to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or reputable overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile, provided that the sender receives a printed confirmation of receipt, to such party at the following address:

to JAKKS:                           22619 Pacific Coast Highway
                                    Malibu, California 90265
                                    Attn:   President
                                    Fax:    (310) 456-7099
with a copy to:

                                    Feder, Kaszovitz, Isaacson, Weber,
                                    Skala, Bass & Rhine LLP
                                    750 Lexington Avenue
                                    New York, New York 10022
                                    Attn:   Murray L. Skala, Esq.
                                    Fax:    (212) 888-7776

to any Shareholder at its address on Schedule I

with a copy to:                     Brown Raysman Millstein Felder & Steiner LLP
                                    900 Third Avenue
                                    New York, New York 10022
                                    Attn:   Joel M. Handel, Esq.
                                    Fax:    (212) 812-3310

or such other address as any party hereto may at any time, or from time to time, direct by Notice given to the other parties in accordance with this Section. Except as otherwise expressly provided herein, the date of giving or making of any such Notice or demand shall be, in the case of clause (a)(i) or (a)(ii), the date of the receipt, or in the case of clause (b), the business day next following the date such Notice or demand is sent.

         5.4 Amendment. Except as otherwise expressly provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

         5.5 Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         5.6 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

         5.7 Arbitration. Any claim, dispute or controversy between or among any of the parties hereto shall be submitted to arbitration in New York, New York in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. JAKKS, on the one hand, and the Shareholders, on the other, shall each pay one_half of any filing fees or other administrative costs to be paid in advance of or during such Proceeding. There shall be a single arbitrator. The arbitrator shall render a reasoned decision with respect to such Proceeding which shall include, in addition to the imposition of monetary damages or any other remedy or relief available hereunder, an allocation of the costs thereof. The decision of the arbitrator shall be final and binding upon the parties to such Proceeding, and judgment thereon may be entered in any court of competent jurisdiction. No party hereto shall be liable for punitive damages, unless such party is found to have committed fraud or willful malfeasance against another party hereto.

         5.8 Remedies. Notwithstanding the provisions of Section 7.7, in the event of any actual or prospective breach or default by any party hereto, any other party hereto shall be entitled to equitable relief from any court of competent jurisdiction, including remedies in the nature of rescission, injunction and specific performance. Subject to the provisions of Section 7.7, all remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Section 4 shall be the sole and exclusive remedy, as among the parties hereto, with respect to any claim for monetary damages under this Agreement.

         5.9 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

         5.11 Further Assurances. Each party hereto agrees to cooperate fully with the other parties in connection with preparing and filing any Notices or documents in connection with any registration hereunder. Each party hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as any other party hereto may reasonably request or as may otherwise be reasonably necessary or proper, to effect any such registration.

         5.12 Binding Effect. Subject to Section 11.13, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

         5.13 Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

         5.14 Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

         5.15 Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

         5.16 References. The terms "herein," "hereto," "hereof," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof.

         5.17 No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

         5.18 Exhibits and Schedules. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

         5.19 Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments or arrangements relating thereto.

         IN WITNESS WHEREOF, JAKKS, by its duly authorized officers, and the Shareholders have duly executed this Agreement as of the date first above written.

JAKKS PACIFIC, INC.                        /s/ HARVEY GOLDBERG
                                           -------------------------------------
                                           Harvey Goldberg

By: /s/ JOEL M. BENNETT                    /s/ STEVEN A. LEBENSFELD
    ---------------------------            -------------------------------------
     Name:  Joel M. Bennett                Name:  Steven A. Lebensfeld
       Title:    Exec VP/CFO               Title:

                                           BEST PHASE LIMITED

                                           By:  /s/ DAVID KI KWAN CHU
                                           -------------------------------------
                                                Name:   David Ki Kwan Chu
                                                Title:  President

                                           HARGO BARBADOS LIMITED

                                           By:  /s/ GREGORY HINKSON
                                           -------------------------------------
                                                Name:   Gregory Hinkson
                                                Title:  Director

                                           By:  CIBC BANK AND TRUST CO. (CAYMAN)
                                                LIMITED

                                                Secretary

                                           By:  /s/ NEAL GRIFFITH
                                           -------------------------------------
                                                Name:  Neal Griffith

                                           By:  /s/ SHERENE BLACKETT
                                           -------------------------------------
                                                Name:  Sherene Blackett